EXHIBIT 21.1
Note: Korn Ferry or one of its Subsidiaries has 100% ownership of the Subsidiaries listed below, except for Agensi Pekerjaan Korn Ferry (49%), Korn Ferry Mexico, S.C. (49%), Hay Group S.C. and Hay Group CR S.R.L. are wholly owned subsidiaries of Korn Ferry Mexico, S.C.

Subsidiaries		Jurisdiction
1.	Korn/Ferry International S.A.	Argentina
2.	Hay Argentina S.A.	Argentina
3.	Korn/Ferry Futurestep Argentina S.R.L.	Argentina
4.	Futurestep (Australia) Pty Limited	Australia
5.	Korn Ferry (AU) Pty Ltd	Australia
6.	Korn Ferry (AT) GmbH	Austria
7.	Korn Ferry (AZ) LLC	Azerbijan
8.	Korn Ferry (BE) BVBA	Belgium
9.	Korn Ferry (BR) Consultores Ltda.	Brazil
10.	Korn Ferry Bulgaria EOOD	Bulgaria
11.	Korn Ferry (CA) Ltd.	Canada
12.	Hay Group Ltda.	Chile
13.	Korn Ferry International S.A.	Chile
14.	WOFE Korn/Ferry International Human Capital Consulting (Beijing) Limited	China
15.	Boca Enterprise Management (Shanghai) Co. Ltd	China
16.	Futurestep (Shanghai) Talent Consulting Company Limited	China
17.	Hay Group Co., Ltd.	China
18.	Korn/Ferry (Shanghai) Human Capital Consulting Company Limited	China
19.	Guangzhou Korn/Ferry Human Capital Consulting Company Limited	China
20.	Shanghai Korn/Ferry Human Capital Consulting Co., Ltd.	China
21.	PuDe Management Consulting (Shanghai) Co. Ltd.	China
22.	Hay Group Ltda.	Colombia
23.	Korn/Ferry International Consultores Associados, C.A.– Colombia Branch	Colombia
24.	Korn Ferry CR S.R.L.	Costa Rica
25.	Korn Ferry CR Consultoria, S.R.L.	Costa Rica
26.	Korn Ferry s.r.o.	Czech Republic
27.	Futurestep (Denmark) ApS	Denmark
28.	Korn Ferry DK A/S	Denmark
29.	Korn Ferry (FI) Oy	Finland
30.	Korn/Ferry International Oy	Finland
31.	KF France SARL	France
32.	Korn Ferry (FR) SARL	France
33.	Miller Heiman Group (France) SAS	France
34.	Korn Ferry (DE) GmbH	Germany
35.	Hay Group S.A.	Greece
36.	Korn/Ferry International S.A.	Greece
37.	Korn Ferry (H.K.) Limited	Hong Kong
38.	Korn Ferry RPOPS (HK) Limited	Hong Kong
39.	KF Hungary Talent Management Solutions Ltd.	Hungary
40.	Korn/Ferry International Budapest Individual Consulting and Service Ltd.	Hungary
41.	PDI Hungary, Kft.	Hungary
42.	ESI Performance Improvement Private Limited	India
43.	Futurestep Recruitment Services Private Limited.	India
44.	Hay Consultants India Private Ltd.	India
45.	Korn/Ferry International Private Limited	India

46.	PT Hay Group	Indonesia
47.	PT. Korn/Ferry International	Indonesia
48.	Hay Management Consultants Ireland Ltd.	Ireland
49.	Korn Ferry (IE) Limited	Ireland
50.	Korn Ferry (IT) S.r.l.	Italy
51.	Korn Ferry (Japan) Ltd.	Japan
52.	Hay Group UAB	Lithuania
53.	Korn Ferry (Luxembourg) S.A.R.L.	Luxembourg
54.	Agensi Pekerjaan Futurestep Worldwide (M) Sdn. Bhd.	Malaysia
55.	Agensi Pekerjaan Korn Ferry Sdn. Bhd.	Malaysia
56.	Hay Group Sdn. Bhd.	Malaysia
57.	Talent Q Distribution Limited	Malta
58.	Talent Q International Limited	Malta
59.	Korn/Ferry Investment India Limited (Mauritius OCB)	Mauritius
60.	Hay Group S.C.	Mexico
61.	Korn Ferry Mexico, S.C.	Mexico
62.	Korn Ferry (NL) BV	Netherlands
63.	Korn Ferry Advisory (NL) B.V.	Netherlands
64.	Korn Ferry Investments B.V.	Netherlands
65.	Korn Ferry Management B.V.	Netherlands
66.	Korn Ferry NL91 B.V.	Netherlands
67.	Korn Ferry (NZ)	New Zealand
68.	Futurestep (Norge) AS	Norway
69.	Hay Group AS	Norway
70.	Korn Ferry A/S	Norway
71.	Hay Group S.A.	Peru
72.	Korn/Ferry International Peru S.A.	Peru
73.	Korn Ferry Futurestep (The Philippines) Inc.	Philippines
74.	Korn Ferry (PL) Sp.z.o.o.	Poland
75.	Korn Ferry S.A.	Portugal
76.	Hay Group LLC	Qatar
77.	Korn Ferry SRL	Romania
78.	Korn Ferry LLC	Russia
79.	Hay Group Saudi Arabia Limited	Saudi Arabia
80.	Boca Performance Solutions Asia Pte. Ltd	Singapore
81.	Korn Ferry (SG) Pte. Ltd.	Singapore
82.	Korn Ferry RPOPS (SG) Pte. Ltd.	Singapore
83.	Korn Ferry SG91 Pte. Ltd.	Singapore
84.	Korn Ferry (SK) s.r.o.	Slovakia
85.	Korn Ferry (Pty) Ltd.	South Africa
86.	Hay Group Ltd.	South Korea
87.	Korn/Ferry International (Korea) Limited	South Korea
88.	Korn Ferry (Espana) SL	Spain
89.	Korn Ferry (Sweden) AB	Sweden
90.	Korn Ferry RPO (Sweden) AB	Sweden
91.	Korn Ferry (Schweiz) GmbH	Switzerland
92.	Korn/Ferry International (Taiwan) Co., Ltd.	Taiwan
93.	Hay Group Limited	Thailand
94.	Korn/Ferry (Thailand) Limited	Thailand
95.	Korn Ferry Recruitment (Thailand) Ltd.	Thailand

96.	Hay Group Danismanlik Limited Sirketi	Turkey
97.	Korn/Ferry International Musavirlik Limited Sirketi	Turkey
98.	Korn Ferry LLC	Ukraine
99.	AchieveForum (UK) Limited	United Kingdom
100.	Boca U.K. Holding Limited	United Kingdom
101.	Boca U.K. Intermediate Holdings Ltd.	United Kingdom
102.	Korn Ferry (UK) Limited	United Kingdom
103.	Korn Ferry GH1 Limited	United Kingdom
104.	Korn Ferry Global Holdings (UK) Limited	United Kingdom
105.	Korn Ferry Global Ventures 2 LP	United Kingdom
106.	Korn Ferry Global Ventures LP	United Kingdom
107.	Korn Ferry WHM LLP	United Kingdom
108.	Korn/Ferry International Limited	United Kingdom
109.	Miller Heiman Group (UK) Limited	United Kingdom
110.	Personnel Decisions International, Europe Limited	United Kingdom
111.	TwentyEighty Strategy Execution (UK) Ltd.	United Kingdom
112.	KF WHM Ltd.	United Kingdom
113.	Korn Ferry GV Limited	United Kingdom
114.	Korn Ferry GP Ventures 2 LLC	United States, Delaware
115.	Korn Ferry (US)	United States, Delaware
116.	Korn Ferry Global Holdings, Inc.	United States, Delaware
117.	Korn Ferry GP Ventures LLC	United States, Delaware
118.	Korn Ferry ISP LLC	United States, Delaware
119.	Infinity Consulting Solution LLC	United States, Delaware
120.	Korn Ferry SP LLC	United States, Florida
121.	Salo, LLC.	United States, Minnesota
122.	Sensa Solutions, Inc.	United States, Virginia
123.	Hay Group Venezuela, S.A.	Venezuela
124.	Inversiones Korn/Ferry International C.A.	Venezuela
125.	Korn/Ferry International Consultores Asociados, C.A.	Venezuela
126.	Hay Group Consulting Limited Liability	Vietnam